EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 126 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated July 29, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 124.

/s/ Velvet R. Regan
Velvet R. Regan, Esq.

December 23, 2010

Boston, Massachusetts

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